Exhibit No. 32.1
----------------
Form 10-Q
Marketing Acquisition Corporation
File No. 0-52072

                    Certification Pursuant to 18 U.S.C. 1350,
                       as adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002 -
                      Chief Executive and Financial Officer


In connection with the Quarterly Report of Marketing Acquisition Corporation (Company) on Form 10-Q for the period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Timothy P. Halter, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: April 29, 2008                      By:      /s/ Timothy P. Halter
       --------------                      -------------------------------------
                                                               Timothy P. Halter
                                                     Chief Executive Officer and
                                                         Chief Financial Officer





A signed original of this written statement required by Section 906 has been provided to Marketing Acquisition Corporation and will be retained by Marketing Acquisition Corporation and furnished to the Securities and Exchange Commission or its staff upon request.